UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 15, 2007

Colombia Goldfields Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51013	76-0730088
(Commission File Number)	(IRS Employer Identification No.)

208-8 King Street East, Toronto,
Ontario Canada	M5C 1B5
(Address of Principal Executive Offices)	(Zip Code)

(416) 203-3856
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2007, J. Randall Martin was appointed to act as Vice Chairman of our board of directors.

Mr. Martin was previously appointed to act as our Chief Executive Officer, President, and as a member of our board of directors on March 1, 2006. Mr. Martin served as Chairman and CEO of RNC Gold Inc. (“RNC Gold”) from May 13, 2005 to February 28, 2006, and served as CEO from December 2003 to May 13, 2005. Following its inception as a private company in 2000, he proceeded to list RNC Gold on the Toronto Stock Exchange in December of 2003. At the end of February 2006, RNC Gold completed a successful amalgamation with Yamana Resources, a Toronto-based intermediate gold producer. RNC Gold operated three gold mines located in Nicaragua and Honduras with combined annual gold production capacity of over 150,000 ounces. RNC Gold also completed a feasibility study on a gold project in Panama and conducted extensive exploration programs in Mexico, Honduras, and Nicaragua. Mr. Martin previously worked with several other international mining companies. He has a B.Sc. in mining engineering from the Krumb School of Mines at Columbia University where he completed graduate work in mining and mineral economics. Mr. Martin is Chairman and a principal of RNC (Management) Limited, a privately-held mine management and investment company.

On October 15, 2007, J. Randall Martin vacated the role of President in order for Thomas W. Lough to assume the role of President. Mr. Lough’s primary focus will be to lead the advance of our operations in Colombia towards a bankable feasibility study by early 2009. Mr. Martin continues to serve as our Chief Executive Officer and has also assumed the office of Vice Chairman of our board of directors. On October 15, 2007, Mr. Lough was appointed as our President.

Mr. Lough has extensive experience managing mines in South and Central America. He has served as President and Director of Investcol Limited since March 2006. Mr. Lough has served as a director of RNC Gold and its predecessor companies. He was appointed President of RNC Gold on May 13, 2005 and served in such capacity until its acquisition by Yamana Gold Inc. on February 28, 2006. From March 2001 to May 12, 2005, Mr. Lough was a director and Vice-President, Finance of RNC Gold and its predecessor companies. Mr. Lough is a principal of RNC (Management) Limited, a privately-held mine management and investment company.

Mr. Lough holds a 50% beneficial interest in Investcol Limited. Please see our annual report on Form 10-KSB for the year ended December 31, 2006, our quarterly reports on Form 10-QSB for the quarters ended March 31, 2007 and June 30, 2007, and our current reports on Form 8-K dated February 27, 2007, June 12, 2007 and August 24, 2007 for a discussion of transactions involving Investcol Limited and Mr. Lough.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007	Colombia Goldfields Ltd.

	By:	/s/ James Kopperson
Name: James Kopperson
Title: Chief Financial Officer